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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
ELECTRIC FUEL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Electril Fuel Corporation 632 Broadway, Suite 301 New York, New York 10012 Tel: (212) 529-9200 Fax: (212) 529-5800 http://www.electric-fuel.com

Robert S. Ehrlich
Chairman and Chief Financial Officer

May 6, 2002

Dear Stockholder:

        It is our pleasure to invite you to the 2002 Annual Meeting of Stockholders of Electric Fuel Corporation, a Delaware corporation, to be held on Wednesday, June 12, 2002 at 10:00 a.m. local time in the Ballroom of the Shelburne Murray Hill Hotel, 303 Lexington Avenue, New York, New York.

        Whether or not you plan to attend and regardless of the number of shares you own, it is important that your shares be represented at the meeting. You are accordingly urged to carefully review the enclosed proxy materials, and to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided, or vote electronically through the Internet (at <http://www.voteproxy.com>) or by telephone, to ensure your representation and the presence of a quorum at the annual meeting. If you submit your proxy and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                      Sincerely,

                      Robert S. Ehrlich
                      Chairman of the Board of Directors

Electric Fuel Ltd    Western Industrial Zone  Beit Shemesh  Israel  99000    Tel:972-2-9906666  Fax:972-2-9991013

632 Broadway, Suite 301
New York, New York 10012

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 12, 2002

To our Stockholders:

        Our Annual Meeting of Stockholders will be held in the Ballroom of the Shelburne Murray Hill Hotel, 303 Lexington Avenue, New York, New York, on Wednesday, June 12, 2002 at 10:00 a.m. local time, and thereafter as it may be postponed or adjourned from time to time, for the following purposes:

  1.
  To fix the number of Class II directors at two and to elect two Class II directors for a three-year term ending in 2005 and continuing until their successors are duly elected and qualified.
  2.
  To ratify the appointment of Kost Forer & Gabbay, independent certified public accountants in Israel and a member firm of Ernst & Young International, as our independent accountants for the fiscal year ending December 31, 2002.
  3.
  To amend the terms of our Amended and Restated 1995 Non-Employee Director Stock Option Plan to increase the total number of shares reserved for issuance from 500,000 to 1,000,000.
  4.
  To amend the terms of our Amended and Restated 1993 Stock Option and Restricted Stock Purchase Plan to increase the total number of shares reserved for issuance from 4,200,000 to 6,200,000.
  5.
  To act upon all other business that may properly come before the meeting or any postponements or adjournments thereof.

        Our Board of Directors has fixed the close of business on April 22, 2002 as the record date for determining which stockholders are entitled to notice of the meeting and to vote at the meeting and any postponements or adjournments thereof. If you are unable to be present at the meeting personally, please mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided, or vote electronically through the Internet (at <http://www.voteproxy.com>) or by telephone. Any stockholder who grants a proxy may revoke it at any time prior to its exercise. Also, whether or not you grant a proxy, you may vote in person if you attend the meeting.

                      By Order of the Board of Directors,

                      Yaakov Har-Oz
                      Vice President, General Counsel and Secretary

New York, New York
May 6, 2002

YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE AND RETURN
YOUR PROXY FORM IN THE ENCLOSED STAMPED, SELF-
ADDRESSED ENVELOPE AS SOON AS POSSIBLE.

632 Broadway, Suite 301
New York, New York 10012

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 12, 2002

PROXY STATEMENT

        The accompanying proxy is solicited by and on behalf of our Board of Directors, for use at our Annual Meeting of Stockholders and any postponements and adjournments thereof. The meeting is currently planned to be held in the Ballroom of the Shelburne Murray Hill Hotel, 303 Lexington Avenue, New York, New York, on Wednesday, June 12, 2002 at 10:00 a.m. local time, and thereafter as it may be postponed or adjourned from time to time, for the purposes described in the accompanying Notice of Annual Meeting of Stockholders.

        Stockholders of record at the close of business on April 22, 2002 will be entitled to vote at the annual meeting. As of April 22, 2002, there were 30,941,697 shares of our common stock outstanding held of record by 260 stockholders. Each holder of common stock is entitled to one vote per share on each matter that comes before the annual meeting.

        This proxy statement and the enclosed form of proxy to stockholders will be mailed commencing on or about May 6, 2002. We are also mailing our annual report for the fiscal year ended December 31, 2001 to our stockholders along with this proxy statement.

Voting Procedures and Vote Required

        Proxies that are properly marked, dated, and signed, or submitted electronically via the Internet or by telephone by following the instructions on the proxy card, and not revoked will be voted at the annual meeting in accordance with any indicated directions. If no direction is indicated, proxies will be voted FOR the fixing of the number of Class II directors at two and the election of the nominees for director set forth below, FOR increasing the number of shares of common stock reserved for issuance under our 1995 Amended and Restated Non-Employee Director Stock Option Plan from 500,000 to 1,000,000, FOR increasing the number of shares of common stock reserved for issuance under our Amended and Restated 1993 Stock Option and Restricted Stock Purchase Plan from 4,200,000 to 6,200,000, and FOR ratification of the appointment of Kost Forer & Gabbay, independent certified public accountants in Israel and a member firm of Ernst & Young International, as our independent accountants for the fiscal year ending December 31, 2002, and in the discretion of the holders of the proxies with respect to any other business that properly comes before the annual meeting and all matters relating to the conduct of the annual meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as voting with respect to that matter. We believe that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

        You may revoke your proxy at any time before it is voted by delivering to the Secretary of our company a written revocation or a duly executed proxy bearing a later date than the date of the proxy being revoked (including a proxy voted over the Internet or by telephone). Any record stockholder attending the annual meeting in person may revoke his or her proxy and vote his or her shares at the annual meeting.

        Votes cast by proxy or in person at the annual meeting will be tabulated by the Inspector of Elections, with the assistance of our transfer agent. The Inspector of Elections will also determine whether or not a quorum is present at the annual meeting. The presence of a quorum is required to transact the business proposed to be transacted at the annual meeting. The presence in person or by proxy of holders of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes (as defined above) will be counted for purposes of determining the presence or absence of a quorum. Directors will be elected by a plurality of the votes cast by the holders of our common stock voting in person or by proxy at the annual meeting. In order to be adopted, the proposal to ratify our appointment of the designated independent accountants will require the affirmative vote of a majority of the votes represented by the shares of common stock present in person or represented by proxy at the annual meeting. Abstentions will have the same practical effect as a negative vote on the proposal to ratify our appointment of the designated independent accountants, but will have no effect on the vote for election of directors.

        The solicitation of proxies will be conducted by mail and we will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the annual meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the annual meeting to beneficial owners of our common stock. We may conduct further solicitation personally, telephonically or by facsimile through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

        We are not aware of any matters other than those described in this proxy statement that will be acted upon at the annual meeting. In the event that any other matters do come before the annual meeting for a stockholder vote, the persons named as proxies in the form of proxy being delivered to you along with this proxy statement will vote in accordance with their best judgment on those matters.

        At least ten days before the annual meeting, we will make a complete list of the stockholders entitled to vote at the meeting open to the examination of any stockholder for any purpose germane to the annual meeting. The list will be open for inspection during ordinary business hours at our offices at 632 Broadway, Suite 301, New York, New York 10012, and will also be made available to stockholders present at the annual meeting.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

        The annual meeting will consider the election of two Class II directors for three-year terms that expire in 2005. Our four other directors have terms that end in either 2003 or 2004, as indicated below. Unless instructions are given to the contrary, each of the persons named as proxies will vote the shares to which each proxy relates FOR the election of each of the nominees listed below for a term of three years expiring at the annual meeting of stockholders to be held in 2005, and until the nominee's successor is duly elected and qualified or until the nominee's earlier death, removal or resignation. The two nominees named below are presently serving as directors and both of them are anticipated to be available for election and able to a serve. However, if they should become unavailable, the proxy will be voted for substitute nominee(s) designated by the Board. The two nominees who receive the greatest number of votes properly cast for the election of directors will be elected.

        Our by-laws provide for a Board of one or more directors, and the number of directors currently is fixed at six. Our Board is composed of three classes of similar size. The members of each class are elected in different years, so that only approximately one-third of the Board is elected in any single year.

        Messrs. Rosenfeld and Miller are designated as Class II directors. Their term expires in 2002. Mr. Ehrlich is designated as the Class III director. His term expires in 2004. Mr. Harats, Dr. Eastman and Mr. Gross are designated as Class I directors. Their term expires in 2003.

        The following table contains information concerning the nominees for Class I directors and the other incumbent directors:

Board of Directors

Name	Age	Position	Class	Director Since
Yehuda Harats	51	President, Chief Executive Officer and director	I	May 1991
Dr. Jay M. Eastman(1)(2)	53	Director	I	October 1993
Leon S. Gross	95	Director	I	March 1997
Jack E. Rosenfeld(1)(2)	63	Director	II	October 1993
Lawrence M. Miller(1)(2)	55	Director	II	November 1996
Robert S. Ehrlich	64	Chairman of the Board and Chief Financial Officer	III	May 1991

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

Nominees for Election as Class II Directors

        Jack E. Rosenfeld has been one of our directors since October 1993. Mr. Rosenfeld is also a director of Maurice Corporation and a director of PSCX. Since April 1998, Mr. Rosenfeld has been President and Chief Executive Officer of Potpourri Collection Inc., a specialty catalog direct marketer. Mr. Rosenfeld was President and Chief Executive Officer of Hanover Direct, Inc., formerly Horn & Hardart Co., which operates a direct mail marketing business, from September 1990 until December 1995, and had been President and Chief Executive Officer of its direct marketing subsidiary, since May 1988. Mr. Rosenfeld holds a B.A. from Cornell University in Ithaca, New York and an LL.B. from Harvard University in Cambridge, Massachusetts.

        Lawrence M. Miller was elected to the Board in November 1996. Mr. Miller has been a senior partner in the Washington D.C. law firm of Schwartz, Woods and Miller since 1990. He served from August 1993 through May 1996 as a member of the board of directors of The Phoenix Resource Companies, Inc., a publicly traded energy exploration and production company, and as a member of the Audit and Compensation Committee of that board. That company was merged into Apache Corporation in May 1996. Mr. Miller holds a B.A. from Dickinson College in Carlisle, Pennsylvania and a J.D. with honors from George Washington University in Washington, D.C. He is a member of the District of Columbia bar.

Class I Directors

        Yehuda Harats has been our President and Chief Executive Officer and a director since May 1991. Previously, from 1980 to May 1991, he was the Executive Vice President, Director of the Process Division and head of the Heat Collection Element Division at Luz Industries Israel Limited. In 1989, he was part of the team awarded the Rothschild Award for Industry, granted by the President of the State of Israel, for his work at Luz. Mr. Harats received a B.Sc. in Mechanical Engineering from the Israel Institute of Technology (the Technion) in Haifa, Israel.

        Dr. Jay M. Eastman has been one of our directors since October 1993. Since November 1991, Dr. Eastman has served as President and Chief Executive Officer of Lucid, Inc., which is developing laser technology applications for medical diagnosis and treatment. Dr. Eastman has served as a director of PSC, Inc., a manufacturer and marketer of hand-held laser diode bar code scanners (PSCX) since April 1996, and served as Senior Vice President of Strategic Planning from December 1995 through October 1997. Dr. Eastman is also a director of Dimension Technologies, Inc., a developer and manufacturer of 3D displays for computer and video displays, and Centennial Technologies Inc., a manufacturer of PCMCIA cards. From 1981 until January 1983, Dr. Eastman was Director of the University of Rochester's Laboratory for Laser Energetics, where he was a member of the staff from September 1975 to 1981. Dr. Eastman holds a B.S. and a Ph.D. in Optics from the University of Rochester in New York.

        Leon S. Gross was elected to the Board in March 1997. Mr. Gross's principal occupation for the past five years has been as a private investor in various publicly held corporations, including Electric Fuel.

Class III Director

        Robert S. Ehrlich has been our Chairman of the Board since January 1993 and our Chief Financial Officer since May 1991. From May 1991 until January 1993, Mr. Ehrlich was our Vice Chairman of the Board. Mr. Ehrlich has been a director of Eldat, Ltd., an Israeli manufacturer of electronic shelf labels, since June 1999. Since 1987, Mr. Ehrlich has served as a director of PSCX, and, since April 1997, Mr. Ehrlich has been the chairman of the board of PSCX. Mr. Ehrlich received a B.S. and J.D. from Columbia University in New York, New York.

Information Concerning the Board and its Committees

        In the fiscal year ending December 31, 2001, the Board held four meetings and acted by unanimous written consent on four occasions. All directors attended at least 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he serves except for Mr. Gross, who attended 25% of such meetings, and Mr. Jeff Kahn, who attended 50% of such meetings. Mr. Kahn, who had been elected as a Class III director along with Mr. Ehrlich, resigned from the Board of Directors for personal reasons, effective December 31, 2001.

        Our board of directors has an Audit Committee and a Compensation Committee consisting of Messrs. Rosenfeld and Miller and Dr. Eastman. There is no standing nominating committee. The Board also has an Executive Committee, consisting of Messrs. Ehrlich, Harats and Eastman.

  Audit Committee

        Created in December 1993, the purpose of the Audit Committee is to review with management and our independent auditors the scope and results of the annual audit, the nature of any other services provided by the independent auditors, changes in the accounting principles applied to the presentation of our financial statements, and any comments by the independent auditors on our policies and procedures with respect to internal accounting, auditing and financial controls.

        In addition the Audit Committee is charged with the responsibility for making recommendations to the Board on the engagement of independent auditors. The Audit Committee recommended to the board that the annual financial statements be included with the company's annual report on Form 10-K, discussed the audited financial statements with the independent auditors statement and management and received written disclosures from the independent auditors concerning their independence.

        All Committee members are "independent," as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. As required by law, the Audit Committee operates pursuant to a charter.

        The Audit Committee held two meetings during the fiscal year ending December 31, 2001.

  Compensation Committee

        The Compensation Committee was established in December 1993. The duties of the Compensation Committee are to recommend compensation arrangements for our Chief Executive Officer and Chief Financial Officer and review annual compensation arrangements for all other officers and significant employees. All Committee members are "disinterested persons" as that term is used in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        The Compensation Committee held four meetings during the fiscal year ending December 31, 2001.

The Board of Directors Recommends a
Vote FOR Fixing the
Number of Class II Directors at Two and FOR Election
of the Class II Nominees Described Above.

PROPOSAL NUMBER 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        Kost Forer & Gabbay, independent certified public accountants in Israel and a member firm of Ernst & Young International, have served as our independent accountants since January 2000 and have been appointed by the Board to continue as our independent accountants for the fiscal year ending December 31, 2002. In the event that ratification of this selection of accountants is not approved by a majority of the shares of our common stock voting at the annual meeting in person or by proxy, management will review its future selection of accountants.

        The financial statements for the fiscal years ending December 31, 2000 and 2001 have been audited by Kost Forer & Gabbay.

        Kost's report on the financial statements for the years ended December 31, 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, auditing scope or accounting principles.

        A representative of Kost Forer & Gabbay is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

The Board of Directors Recommends a Vote FOR Ratification of
Kost Forer & Gabbay as Our Independent Accountants.

PROPOSAL NUMBER 3

APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED
1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

General

        We believe that stock-based awards are a key component to our ability to retain and attract high quality directors to manage our business and affairs. Our Amended and Restated 1995 Non-Employee Director Stock Option Plan advances our interests by enhancing our ability to attract and retain directors who are in a position to make significant contributions to our success and to reward such directors for such contributions through ownership of shares of our common stock. Non-employee directors receive an initial grant of options to purchase 25,000 shares of common stock upon the effective date of the plan or upon their election as a director. Thereafter, these directors receive options to purchase 10,000 shares of common stock per year of service on the Board.

        Currently, a total of 500,000 shares of our common stock have been reserved for issuance under the 1995 plan, subject to adjustment under certain circumstances. As of May 6, 2002, there were 180,000 remaining shares of our common stock available for issuance under the 1995 plan. Unless and until the number of shares reserved for issuance under the 1995 plan is increased, we will be unable to grant stock options needed to retain our existing directors or to attract new directors.

        The Board believes that in order to continue to maintain the attraction to new and existing Board members it is necessary to increase the number of shares available for issuance under the 1995 plan. The Board's proposal is to increase the number of shares available for issuance under the 1995 plan from 500,000 shares to 1,000,000 shares.

The Board of Directors Recommends a Vote FOR Amendment of the
Amended and Restated 1995 Non-Employee Director Stock Option Plan.

PROPOSAL NUMBER 4

APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED
1993 STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN

General

        Our Amended and Restated 1993 Stock Option and Restricted Stock Purchase Plan advances our interests by enhancing our ability to (a) attract and retain employees who are in a position to make significant contributions to our success; (b) reward employees for these contributions; and (c) encourage employees to take into account our long-term interests through ownership of our shares.

        Currently, a total of 4,200,000 shares of our common stock have been reserved for issuance under the 1993 plan, subject to adjustment under certain circumstances. As of May 6, 2002, there were 175,248 remaining shares of our common stock available for issuance under the 1993 plan. Unless and until the number of shares reserved for issuance under the 1993 plan is increased, we will be unable to grant stock options needed to retain our existing employees or to attract new employees.

        The Board believes that it is necessary to increase the number of shares available for issuance under the 1993 plan. The Board's proposal is to increase the number of shares available for issuance under the 1993 plan from 4,200,000 shares to 6,200,000 shares.

The Board of Directors Recommends a Vote FOR Amendment of the
Amended and Restated 1993 Stock Option and Restricted Stock Purchase Plan.

EXECUTIVE OFFICER COMPENSATION AND OTHER MATTERS

Director Compensation

        Non-employee members of our board of directors are paid $1,000 (plus expenses) for each board of directors meeting attended and $500 (plus expenses) for each meeting of a committee of the board of directors attended. In addition, we have adopted a Non-Employee Director Stock Option Plan pursuant to which non-employee directors receive an initial grant of options to purchase 25,000 shares of our common stock upon the effective date of such plan or upon the date of his or her election as a director. Thereafter, non-employee directors will receive options to purchase 10,000 shares of our common stock for each year of service on the board. Generally, such options are granted at fair market value and vest ratably over three years from the date of the grant.

Cash and Other Compensation

        The following table shows the compensation that we paid (or accrued), in connection with services rendered for 2001, 2000 and 1999, to our Chief Executive Officer and the other highest paid executive officers (of which there were two) who were compensated at a rate of more than $100,000 in salary and bonuses during the year ended December 31, 2001 (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE(1)

		Annual Compensation								Long Term Compensation
Name and Principal Position	Year	Salary		Bonus			Other Annual Compensation			Securities Underlying Options		All Other Compensation
Yehuda Harats President, Chief Executive Officer and director	2001 2000 1999	$ $ $	248,681 245,560 141,710	$ $ $	99,750 82,380 80,011	(2)	$ $ $	19,145 8,083 8,055	(3)	616,000 400,000 100,000	(4)	$ $ $	580,911 170,804 78,060	(5)
Robert S. Ehrlich Chairman of the Board and Chief Financial Officer	2001 2000 1999	$ $ $	211,644 245,574 137,466	$ $ $	84,000 82,380 80,011	(2)	$ $ $	17,201 7,146 6,094	(3)	521,000 400,000 47,500	(6)	$ $ $	369,754 247,185 173,384	(7)
Dr. Joshua Degani* Executive Vice President and Chief Operating Officer	2001 2000 1999	$ $ $	99,183 130,417 110,259	$ $ $	0 25,000 17,500	(2)	$ $ $	4,400 6,120 5,063	(3)	9,000 35,000 35,000	(8)	$ $ $	74,050 31,214 34,825	(9)

*
Dr. Degani's employment with us terminated on September 4, 2001.
(1)
We paid the amounts reported for each named executive officer in U.S. dollars and/or New Israeli Shekels (NIS). We have translated amounts paid in NIS into U.S. dollars at the exchange rate of NIS into U.S. dollars at the time of payment or accrual.
(2)
We did not pay any cash bonuses for fiscal year 2001 that were paid out in 2001. However, we accrued for Messrs. Ehrlich and Harats $84,000 and 99,750, respectively, in satisfaction of the bonuses they were entitled to according to their contracts. During 2001, we paid each of Messrs. Harats and Ehrlich $50,000 of their respective bonuses for 2000 and we paid the balance in 2002. Additionally, during 2001 we paid Dr. Degani the remaining $12,500 of his bonus for 2000.
(3)
Represents the costs of taxes paid by the Named Executive Officer and reimbursed by us in accordance with Israeli tax regulations.
(4)
Of this amount, 100,000 options were in exchange for a total of $40,000 in salary waived by Mr. Harats pursuant to the options-for-salary program instituted by us beginning in May 2001.
(5)
Of this amount, $263,994 represents our accrual for severance pay that would be payable to Mr. Harats upon a "change of control" of EFC or upon the occurrence of certain other events; $67,074 represents our accrual for sick leave and vacation redeemable by Mr. Harats; $44,307 represents the increase of the accrual for severance pay that would be payable to Mr. Harats under the laws of the State of Israel if we were to terminate his employment; $62,617 consists of our payments and accruals to a pension fund that provides a savings plan, insurance and severance pay benefits and an education fund (as is customary in Israel); and $142,240 represents benefit imputed to Mr. Harats upon the purchase by us of certain of his shares for treasury. Additionally, $679 represents other benefits that we paid to Mr. Harats in 2001.

(6)
Of this amount, 80,000 options were in exchange for a total of $32,000 in salary waived by Mr. Ehrlich pursuant to the options-for-salary program instituted by us beginning in May 2001.
(7)
Of this amount, $172,360 represents our accrual for severance pay that would be payable to Mr. Ehrlich upon a "change of control" of EFC or upon the occurrence of certain other events; $50,548 represents the increase of the accrual for sick leave and vacation redeemable by Mr. Ehrlich; $6,892 represents the increase of our accrual for severance pay that would be payable to Mr. Ehrlich under the laws of the State of Israel if we were to terminate his employment; $52,841 represents our payments and accruals to pension and education funds; and $86,434 represents benefit imputed to Mr. Ehrlich upon the purchase by us of certain of his shares for treasury. Additionally, $679 represents other benefits that we paid to Mr. Ehrlich in 2001.
(8)
All of such options were in exchange for a total of $3,600 in salary waived by Dr. Degani pursuant to the options-for-salary program instituted by us beginning in May 2001.
(9)
Of this amount, $11,287 represents payments to Dr. Degani for unused vacation; $17,155 represents our payments and accruals to pension and education funds; and $8,936 and $36,000 represent statutory and contractual severance amounts, respectively, paid to Dr. Degani upon Dr. Degani's leaving our employ in September 2001. Additionally, $672 represents other benefits that we paid to Dr. Degani in 2001.

Stock Options

        The table below sets forth information with respect to stock options granted to the Named Executive Officers for the fiscal year 2001.

Option Grants in Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options Granted		% of Total Options granted to Employees in Fiscal Year			Potential Realizable Value of Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name				Exercise or Base Price ($/Sh)	Expiration Date
						5%($)	10%($)
Yehuda Harats	100,000		6.2%	$1.43	08/24/11	89,932	227,905
	66,000		4.1%	$1.43	08/24/11	59,355	150,417
	350,000		21.7%	$1.43	10/23/11	314,762	797,668
	100,000	(2)	6.2%	$1.30	10/31/11	81,756	207,187
Robert S. Ehrlich	100,000		6.2%	$1.43	08/24/11	89,932	227,905
	66,000		4.1%	$1.43	08/24/11	59,355	150,417
	275,000		17.0%	$1.43	10/23/11	247,313	626,739
	80,000	(2)	4.9%	$1.30	10/31/11	65,405	165,749
Joshua Degani	9,000	(2)	0.6%	$2.34	06/30/11	13,245	33,564

(1)
The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share from the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the common stock and the timing of option exercises, as well as the executive officer's continued employment through the vesting period. The gains shown are net of the option exercise price, but do not include deductions for taxes and other expenses payable upon the exercise of the option or for sale of underlying shares of common stock. The 5% and 10% rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future increases in the price of our stock. There can be no assurance that the amounts reflected in this table will be achieved, and unless the market price of our common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(2)
Granted in exchange for a waiver of salary under our options-for-salary program.

        The table below sets forth information for the Named Executive Officers with respect to aggregated option exercises during fiscal 2001 and fiscal 2001 year-end option values.

Aggregated Option Exercises and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal-Year-End(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Yehuda Harats	7,500	$7,125.00	668,001	462,666	$105,783.41	$77,396.59
Robert S. Ehrlich	7,500	$7,125.00	750,651	396,916	$79,659.66	$61,407.84
Joshua Degani	0	—	9,000	0	$3,240.00	—

(1)
Options that are "in-the-money" are options for which the fair market value of the underlying securities exceeds the exercise or base price of the option.

Employment Contracts

        Each of Messrs. Ehrlich and Harats are parties to similar employment agreements with us effective as of January 1, 2000. The terms of each of these employment agreements expire on December 31, 2002, but are extended automatically for additional terms of two years each unless either the executive or we terminate the agreement sooner. Additionally, we have the right, on at least 90 days' notice to the executive, unilaterally to extend the initial term of the executive's agreement for a period of one year (i.e., until December 31, 2003); if we exercise this right, the automatic two-year extensions would begin from December 31, 2003 instead of December 31, 2002.

        The employment agreements provide for a base salary of $20,000 per month for each of Messrs. Ehrlich and Harats, as adjusted annually for Israeli inflation and devaluation of the Israeli shekel against the U.S. dollar, if any. Additionally, the board may at its discretion raise the executive's base salary. As of January 31, 2001, the board raised Mr. Harats's base salary to $23,750 per month effective January 1, 2001. In January 2002, the board raised Mr. Ehrlich's base salary to $23,750 per month effective January 1, 2002; Mr. Ehrlich has elected to waive this increase in his salary and to receive options instead, under our salary for options program.

        Each employment agreement provides that if the results we actually attain in a given year are at least 80% of the amount we budgeted at the beginning of the year, we will pay a bonus to each of Messrs. Ehrlich and Harats, on a sliding scale, in an amount equal to a minimum of 35% of their annual base salaries then in effect, up to a maximum of 90% of their annual base salaries then in effect if the results we actually attain for the year in question are 120% or more of the amount we budgeted at the beginning of the year.

        The employment agreements also contain various benefits customary in Israel for senior executives, tax and financial planning expenses and an automobile, and contain confidentiality and non-competition covenants. Pursuant to the employment agreements, we granted each of Messrs. Ehrlich and Harats demand and "piggyback" registration rights covering shares of our common stock held by them.

        We can terminate the employment agreements in the event of death or disability or for "Cause" (defined as conviction of certain crimes, willful failure to carry out directives of our board of directors or gross negligence or willful misconduct). Messrs. Ehrlich and Harats each have the right to terminate their employment upon a change in our control or for "Good Reason," which is defined to include adverse changes in employment status or compensation, our insolvency, material breaches and certain other events. Additionally, Messrs. Ehrlich and Harats may retire (after age 68) or terminate their respective agreements for any reason upon 150 days' notice. Upon termination of employment, the employment agreements provide for payment of all accrued and unpaid compensation, and (unless we have terminated the agreement for Cause or the executive has terminated the agreement without Good Reason and without giving us 150 days' notice of termination) bonuses due for the year in which employment is terminated and severance pay in the amount of three years' base salary (or, in the case of termination by an executive on 150 days' notice, a lump sum payment of $520,000). Furthermore, certain benefits will continue and all outstanding options will be fully vested.

Voting Agreements

        Messrs. Ehrlich and Harats are parties to a Voting Agreement pursuant to which each of the parties agrees to vote the shares of our common stock held by that person in favor of the election of Messrs. Ehrlich and Harats (or their designees) as directors. Messrs. Gross, Ehrlich and Harats are parties to a Voting Rights Agreement dated September 30, 1996, as amended, pursuant to which each of the parties agrees to vote the shares of our common stock held by that person in favor of the election of Messrs. Ehrlich, Harats and Miller until the earlier of December 28, 2004 or our fifth annual meeting of stockholders after December 28, 1999.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee of our board of directors for the 2001 fiscal year consisted of Dr. Jay M. Eastman, Jack E. Rosenfeld and Lawrence M. Miller. None of the members have served as our officers or employees.

        Robert S. Ehrlich, our Chairman and Chief Financial Officer, serves as Chairman and a director of PSCX, for which Dr. Eastman serves as director and member of the Executive and Strategic Planning Committees and Mr. Rosenfeld serves as director and member of the Executive Compensation Committees.

REPORT OF THE COMPENSATION COMMITTEE

        Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act which might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 13 shall not be incorporated by reference into any such filings.

Objectives and Philosophy

        We maintain compensation and incentive programs designed to motivate, retain and attract management and utilize various combinations of base salary, bonuses payable upon the achievement of specified goals, discretionary bonuses and stock options. It is our current policy to establish, structure and administer compensation plans and arrangements so that the deductibility of such compensation will not be limited under Section 162(m) of the Internal Revenue Code. Our Chief Executive Officer, Yehuda Harats, and our Chief Financial Officer, Robert S. Ehrlich, are parties to employment agreements with us. Our former Executive Vice President of Technical Operations, Dr. Joshua Degani, who left our employ on September 4, 2001, was also party to an employment agreement.

Executive Officer Compensation

        Each of the employment agreements with Messrs. Harats and Ehrlich provides that if the results we actually attain in a given year are at least 80% of the amount we budgeted at the beginning of the year, we will pay a bonus to each of Messrs. Ehrlich and Harats, on a sliding scale, in an amount equal to a minimum of 35% of their annual base salaries then in effect, up to a maximum of 90% of their annual base salaries then in effect if the results we actually attain for the year in question are 120% or more of the amount we budgeted at the beginning of the year. For the year ended December 31, 2001, we accrued, but did not pay, a bonus for Messrs. Ehrlich and Harats for 2001 at the 35% level. During 2001, we paid each of Messrs. Harats and Ehrlich $50,000 on account of their 2000 bonuses. The remainder of their 2000 bonuses was paid in the beginning of 2002.

        Beginning in May 2001, we instituted a options-for-salary program designed to conserve our cash and to offer incentives to employees to remain with us despite lowered cash compensation. Under this program, certain of our more senior employees agreed to permanently waive a portion of their salaries in exchange for options to purchase shares of our common stock. These options were granted in October 2001 at a ratio of options to purchase 2.5 shares of our stock for each dollar in salary waived. Social benefits (such as pension) and contractual bonuses continued to be calculated based on salary prior to reduction.

        Mr. Harats participated in this options-for-salary program throughout 2001 to the extent of approximately 21% of his monthly salary, and hence received 12,500 options per month, or a total of 100,000 options. Mr. Ehrlich participated in this program to the extent of 20% of his monthly salary throughout 2001 (which he raised to approximately 37% of his monthly salary in 2002), and hence received 10,000 options per month, or a total of 80,000 options. Dr. Degani participated in this program for a period of two months to the extent of 15% of his monthly salary, and hence received 10,000 options per month, or a total of 9,000 options.

        As of December 31, 2001, Messrs. Harats's and Ehrlich's total options, including the options referred to in the immediately preceding paragraph, represented approximately 4.0% and 4.0%, respectively, of our outstanding stock, which the Compensation Committee believes are appropriate levels of options for them in view of their equity position (including options exercisable within 60 days) in Electric Fuel which, as of December 31, 2001, represented approximately 6.7% and 4.5%, respectively, of our outstanding stock. As of when Dr. Degani's employment with us terminated on September 4, 2001, Dr. Degani's total options, including the options referred to in the immediately preceding paragraph, represented less than 1% of our fully-diluted outstanding stock, which the Compensation Committee believes was an appropriate level of options considering his position with us.

        Dr. Degani was not awarded a cash bonus for 2001. Upon Dr. Degani's leaving our employ in September 2001, we paid him, in addition to the severance pay to which he was entitled under Israeli law, a severance payment of $36,000 that we were obligated to pay him under the terms of his employment agreement with us.

Compensation of Other Employees

        With respect to employees other than the Named Executive Officers, compensation is determined not by formula, but based on the achievement of qualitative and/or quantitative objectives established in advance of each year by the Chief Executive Officer and Chief Financial Officer, who then, pursuant to authority delegated by the Compensation Committee, determine remuneration of our employees based on such objectives.

        We seek to promote, including through our compensation plans, an environment that encourages employees to focus on our continuing long-term growth. Employee compensation is generally comprised of a combination of cash compensation and grants of options under our stock option plans. Stock options are awarded annually in connection with annual bonuses and, occasionally, during the year on a discretionary basis. Stock options are intended to offer an incentive for superior performance while basing employee compensation on the achievement of higher share value, and to foster the retention of key personnel through the use of schedules which vest options over time if the person remains employed by us. There is no set formula for the award of options to individual employees. Factors considered in making option awards to the employees other than the Named Executive Officers in 2001 included prior grants to the employees, the importance of retaining the employees services, the amount of cash bonuses received by the employees, the employees potential to contribute to our success and the employees' past contributions to us. Additionally, almost all of our more senior employees participated in our options-for-salary program (described above) of agreeing to permanently waive a portion of their salaries in exchange for options to purchase shares of our common stock. Most of these employees participated in this program to the extent of 15% of their monthly salaries.

Submitted by the Compensation Committee

Dr. Jay M. Eastman
Lawrence M. Miller
Jack E. Rosenfeld

Performance Graph

        The following graph compares the yearly percentage change in our cumulative total shareholder return on our common stock with the cumulative total return on the Nasdaq Market Index (Broad Market Index) and a self-constructed peer group index over the past five years, from December 31, 1996 through December 31, 2001. The cumulative total shareholder return is based on $100 invested in our common stock and in the respective indices on December 31, 1996. The stock prices on the performance graph are not necessarily indicative of future price performance.

CUMULATIVE TOTAL RETURN THROUGH DECEMBER 31, 2001 AMONG
ELECTRIC FUEL CORPORATION,
NASDAQ MARKET INDEX AND PEER GROUP INDEX

	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01
ELECTRIC FUEL	100.00	51.79	39.29	50.00	66.96	23.71
PEER GROUP(1)	100.00	107.95	88.29	178.74	99.22	44.91
BROAD MARKET	100.00	121.64	169.84	315.20	191.36	151.07

(1)
The Peer Group Index is comprised of the following companies: AER Energy Resources, Inc., Battery Technologies Inc., Electrosource, Inc., Ultralife Batteries, Inc. and Valence Technology, Inc. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average.

REPORT OF THE AUDIT COMMITTEE

        The audit committee of the board of directors (the "Audit Committee") consists of three non-employee directors, Dr. Jay Eastman, Lawrence M. Miller, and Jack E. Rosenfeld, each of whom has been determined to be independent as defined by the Nasdaq Marketplace Rules. The Audit Committee operates under a written charter adopted by the board of directors. Among its other functions, the Audit Committee recommends to the board of directors, subject to stockholder ratification, the selection of the Company's independent accountants.

        Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61.

        The Company's independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Committee discussed with the independent accountants that firm's independence and considered whether the non-audit services provided by the independent accountants are compatible with maintaining its independence.

        Based on the Audit Committee's discussion with management and the independent accountants, and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the board of directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee

Lawrence M. Miller
Dr. Jay M. Eastman
Jack E. Rosenfeld

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

        For the fiscal year ended December 31, 2001, Kost Forer & Gabbay, our independent auditor and principal accountant, billed the approximate fees set forth below:

Audit Fees	$51,000
Financial Information Systems Design and Implementation Fees	$15,000
All Other Fees	$14,000

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table sets forth information regarding the security ownership, as of April 22, 2002 (except as otherwise noted in the footnotes), of those persons owning of record or known by us to own beneficially more than 5% of our common stock and of each of our Named Executive Officers and directors, and the shares of common stock held by all of our directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)(3)		Percentage of Total Shares Outstanding(3)
Leon S. Gross	3,697,870	(4)(13)	11.9%
Austin W. Marxe and David M. Greenhouse(5)	3,027,297	(5)	9.5%
Yehuda Harats	2,096,873	(6)(8)(13)	6.6%
Robert S. Ehrlich	1,424,442	(7)(8)(13)	4.5%
Avihai Shen	45,375	(9)	*
Dr. Jay M. Eastman	46,668	(10)	*
Jack E. Rosenfeld	48,668	(11)	*
Lawrence M. Miller	53,582	(12)	*
All of our directors and executive officers as a group (seven persons)	7,413,478	(14)	22.7%

*
Less than one percent.

(1)
Unless otherwise noted, the address of each beneficial owner is in care of Electric Fuel Corporation, 632 Broadway, Suite 301, New York, New York 10012.

(2)
Unless otherwise indicated in these footnotes, each of the persons or entities named in the table has sole voting and sole investment power with respect to all shares shown as beneficially owned by that person, subject to applicable community property laws.

(3)
For purposes of determining beneficial ownership of our common stock, owners of options exercisable within sixty days are considered to be the beneficial owners of the shares of common stock for which such securities are exercisable. The percentage ownership of the outstanding common stock reported herein is based on the assumption (expressly required by the applicable rules of the Securities and Exchange Commission) that only the person whose ownership is being reported has converted his options into shares of common stock.

(4)
Includes 463,165 shares held by Leon S. Gross and Lawrence M. Miller as co-trustees of the Rose Gross Charitable Foundation, and 35,000 shares issuable upon exercise of options exercisable within 60 days.

(5)
Consists of 2,419,418 shares and 787,879 warrants. Of these amounts, 1,066,827 shares and 315,151 warrants are owned by Special Situations Fund III, L.P., a Delaware limited partnership ("Special Fund III"), 551,773 shares and 218,182 warrants are owned by Special Situations Private Equity Fund, L.P., a Delaware limited partnership ("SSPE"), 378,136 shares and 109,091 warrants are owned by Special Situations Cayman Fund, L.P., a Cayman Islands limited partnership ("Special Cayman Fund"), and 422,682 shares and 145,455 warrants are owned by Special Situations Technology Fund, L.P., a Delaware limited partnership ("SST"). Austin W. Marxe and David M. Greenhouse are the principal owners of MGP Advisers Limited Partnership, a Delaware limited partnership ("MGP"), MG Advisers, L.L.C., a New York limited liability company ("MG"), AWM Investment Company, Inc., a Delaware corporation ("AWM"), and SST Advisers, L.L.C., a Delaware limited liability company ("SSTA"). MGP is the general partner of Special Fund III. AWM is the general partner of MGP and the general partner of and investment adviser to the Cayman Fund. MG is the general partner of and investment adviser to SSPE. SSTA is the general partner of and investment adviser to SST. Messrs. Marxe and Greenhouse share voting and investment power over the shares held by all of Special Fund III, SSPE, Special Cayman Fund and SST and are principally responsible for the selection, acquisition and disposition of the portfolio securities by the investment advisers on behalf of their funds. The address of Messrs. Marxe and Greenhouse is 153 East 53rd Street, New York, New York 10022. All information in this footnote and in the text to which this footnote relates is based on a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2002.

(6)
Includes 1,000,000 shares held by a family trust and 705,501 shares issuable upon exercise of options exercisable within 60 days.

(7)
Includes 52,568 shares held by an affiliated corporation, 242,313 shares held in Mr. Ehrlich's pension plan, 22,000 shares held by children sharing the same household, and 816,276 shares issuable upon exercise of options exercisable within 60 days.

(8)
Messrs. Ehrlich and Harats are parties to a Voting Agreement pursuant to which each of the parties agrees to vote the shares of our common stock held by that person in favor of the election of Messrs. Ehrlich and Harats (or their designees) as directors.

(9)
Includes 41,375 shares issuable upon exercise of options exercisable within 60 days.

(10)
Consists of 46,668 shares issuable upon exercise of options exercisable within 60 days.

(11)
Includes 46,668 shares issuable upon exercise of options exercisable within 60 days.

(12)
Includes 41,668 shares issuable upon exercise of options exercisable within 60 days.

(13)
Messrs. Gross, Ehrlich and Harats are parties to a Voting Rights Agreement pursuant to which each of the parties agrees to vote the shares of our common stock held by that person in favor of the election of Messrs. Ehrlich, Harats and Miller until the earlier of December 10, 2002 or our fifth annual meeting of stockholders after December 10, 1997.

(14)
Includes 1,733,156 shares issuable upon exercise of options exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under the securities laws of the United States, our directors, certain of our officers and any persons holding more than ten percent of our common stock are required to report their ownership of our common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and we are required to report any failure to file by these dates during 2001. We are not aware of any instances during 2001 where such "reporting persons" failed to file the required reports on or before the specified dates, except as follows:

  (i)
  A Form 4 that Mr. Harats was required to file on or before February 10, 2001 was filed by him on February 21, 2001.

  (ii)
  A Form 4 that Dr. Joshua Degani, who served as our Executive Vice President of Technical Operations and Chief Operating Officer until September 4, 2001, was required to file on or before August 10, 2001 was filed by him on August 13, 2001. Additionally, a Form 5 that Dr. Degani was required to file on or before February 14, 2002 was filed by him on February 19, 2002.

  (iii)
  A Form 5 that Mr. Rosenfeld was required to file on or before February 14, 2002 was filed by him on February 15, 2002.

  (iv)
  A Form 5 that Mr. Jeff Kahn, who served as a director until December 31, 2001, was required to file on or before February 14, 2002 was filed by him on February 19, 2002.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Pursuant to a securities purchase agreement dated December 28, 1999 between a group of purchasers, including Mr. Gross, and us, Mr. Gross agreed that for a period of five years, neither he nor his "affiliates" (as such term is defined in the Securities Act) directly or indirectly or in conjunction with or through any "associate" (as such term is defined in Rule 12b-2 of the Exchange Act), will (i) solicit proxies with respect to any capital stock or other voting securities of ours under any circumstances, or become a "participant" in any "election contest" relating to the election of our directors (as such terms are used in Rule 14a-11 of Regulation 14A of the Exchange Act); (ii) make an offer for the acquisition of substantially all of our assets or capital stock or induce or assist any other person to make such an offer; or (iii) form or join any "group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to any of our capital stock or other voting securities for the purpose of accomplishing the actions referred to in clauses (i) and (ii) above, other than pursuant to the voting rights agreement described below.

        In connection with a stock purchase agreement dated September 30, 1996 between Leon S. Gross and us, we also entered into a registration rights agreement with Mr. Gross dated September 30, 1996, setting forth registration rights with respect to the shares of common stock issued to Mr. Gross in connection with the offering. These rights include the right to make two demands for a shelf registration statement on Form S-3 for the sale of the common stock that may, subject to certain customary limitations and requirements, be underwritten. In addition, Mr. Gross was granted the right to "piggyback" on registrations of common stock in an unlimited number of registrations. In addition, under the registration rights agreement, Mr. Gross is subject to customary underwriting lock-up requirements with respect to public offerings of our securities.

        Pursuant to a voting rights agreement dated September 30, 1996 and as amended December 10, 1997 and December 28, 1999, between Mr. Gross, Robert S. Ehrlich, Yehuda Harats and us, Lawrence M. Miller, Mr. Gross's advisor, is entitled to be nominated to serve on our board of directors so long as Mr. Gross, his heirs or assigns retain at least 1,375,000 shares of common stock. In addition, under the voting rights agreement, Mr. Gross and Messrs. Ehrlich and Harats agreed to vote and take all necessary action so that Messrs. Ehrlich, Harats and Miller shall serve as members of the board of directors until the earlier of December 28, 2004 or our fifth annual meeting of stockholders after December 28, 1999.

        On February 9, 2000, Messrs. Ehrlich and Harats each exercised 131,665 stock options. Messrs. Ehrlich and Harats paid the exercise price of the stock options and certain taxes that we paid on their behalf by giving us non-recourse promissory notes in the amount of $789,990 each, secured by the shares of our common stock acquired through the exercise of the options.

STOCKHOLDER PROPOSALS

        Pursuant to the rules of the Securities and Exchange Commission, stockholder proposals made in accordance with Rule 14a-8 under the Exchange Act intended to be included in our proxy material for the next annual meeting must be received by us on or before January 6, 2003 at our principal executive offices, 632 Broadway, Suite 301, New York, New York 10012, Attention: Corporate Secretary.

ANNUAL REPORT

        Copies of our Annual Report on Form 10-K (including audited financial statements) filed with the Securities and Exchange Commission may be obtained without charge by writing to Stockholder Relations, Electric Fuel Corporation, 612 Broadway, Suite 301, New York, New York 10012. A request for a copy of our Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our common stock on April 22, 2002. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

        Our audited financial statements for the fiscal year ended December 31, 2001 and certain other related financial and business information of Electric Fuel are contained in our 2001 Annual Report to

Stockholders, which is being furnished to our stockholders along with this proxy statement, but which is not deemed a part of the proxy soliciting material.

OTHER MATTERS

        We are not aware of any other matter that may come before the annual meeting of stockholders and we do not currently intend to present any such other matter. However, if any such other matters properly come before the meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

                      BY ORDER OF THE BOARD OF DIRECTORS,

                      Yaakov Har-Oz
                      Vice President, General Counsel and Secretary

New York, New York
May 6, 2002

ANNUAL MEETING OF SHAREHOLDERS OF

ELECTRIC FUEL CORPORATION

June 12, 2002

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET

Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS	———>

ELECTRIC FUEL CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ELECTRIC FUEL CORPORATION
FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 12, 2002

        The undersigned, having received the Notice of the Annual Meeting of Stockholders and the Proxy Statement on behalf of the Board of Directors of Electric Fuel Corporation (the "Company"), hereby appoint(s) Robert S. Ehrlich and Yehuda Harats, and each of them, proxies of the undersigned (with full power of substitution) to attend the Annual Meeting of the Company to be held on Wednesday, June 12, 2002 at 10:00 a.m. local time in the Ballroom of the Shelburne Murray Hill Hotel, 303 Lexington Avenue, New York, New York, and all postponements and adjournments thereof (the "Meeting"), and there to vote all shares of common stock of the Company that the undersigned would be entitled to vote, if personally present, in regard to all matters that may come before the Meeting, and without limiting the general authorization hereby given, the undersigned directs that his or her vote be cast as specified in this Proxy.

        This Proxy, when properly executed, will be voted in the manner specified herein. If no specification is made, the proxies intend to vote FOR the nominees and FOR the other proposals set forth herein and described in the Board of Directors' Proxy Statement. If any of the nominees is not available to serve, this Proxy may be voted for a substitute. This Proxy delegates discretionary authority with respect to matters not known or determined at the time of solicitation of this Proxy. The undersigned hereby revokes any other proxy previously granted to vote the same shares of stock for said Meeting.

        SEE REVERSE SIDE. If you wish to vote in accordance with the recommendations of the Board of Directors, just sign on the reverse side. You need not mark any boxes.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.

Please date, sign and mail your

proxy card back as soon as possible!

Annual Meeting of Stockholders

ELECTRIC FUEL CORPORATION

June 12, 2002

\/ Please Detach and Mail in the Envelope Provided \/

A	☒	Please mark your votes as in this example	DO NOT PRINT IN THIS AREA
The Board of Directors recommends a vote FOR each of the following matters:
1.	To fix the number of Class II directors at two and to elect two Class II directors for a three-year term ending in 2005 and continuing until their successors are duly elected and qualified.
FOR both nominees listed at right (except as indicated below). ☐	WITHHOLD AUTHORITY to vote for both nominees listed at right. ☐	NOMINEES:	Jack E. Rosenfeld Lawrence M. Miller
INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided:

DO NOT PRINT IN THIS AREA

2.	To ratify the appointment of Kost Forer & Gabbay, independent certified public accountants in Israel and a member firm of Ernst & Young International, as our independent accountants for the fiscal year ending December 31, 2002.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	To amend the terms of our Amended and Restated 1995 Non-Employee Director Stock Option Plan to increase the total number of shares reserved for issuance from 500,000 to 1,000,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	To amend the terms of our Amended and Restated 1993 Stock Option and Restricted Stock Purchase Plan to increase the total number of shares reserved for issuance from 4,200,000 to 6,200,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐
PLEASE SIGN, date and return this proxy form promptly using the enclosed envelope.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Electric Fuel Corporation dated May 6, 2002 and of Electric Fuel Corporation's Annual Report for the fiscal year ended December 31, 2001.
☐ I do plan to attend the meeting.	☐ I do not plan to attend the meeting.
	Date:	, 2002		Date:	, 2002

Signature			Signature if held jointly

Note:  Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If you are signing for a corporation, please sign in the full corporate name by President or other authorized officer. If you are signing for a partnership, please sign in the partnership name by authorized person.

QuickLinks

PROPOSAL NUMBER 1
ELECTION OF DIRECTORS
Board of Directors
PROPOSAL NUMBER 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
PROPOSAL NUMBER 3 APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
PROPOSAL NUMBER 4 APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED 1993 STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN
EXECUTIVE OFFICER COMPENSATION AND OTHER MATTERS
SUMMARY COMPENSATION TABLE(1)
Option Grants in Last Fiscal Year
Aggregated Option Exercises and Fiscal Year-End Option Values
REPORT OF THE COMPENSATION COMMITTEE
Submitted by the Compensation Committee
CUMULATIVE TOTAL RETURN THROUGH DECEMBER 31, 2001 AMONG ELECTRIC FUEL CORPORATION, NASDAQ MARKET INDEX AND PEER GROUP INDEX
REPORT OF THE AUDIT COMMITTEE
Submitted by the Audit Committee
FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT
INFORMATION REGARDING BENEFICIAL OWNERSHIP OF COMMON STOCK
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER PROPOSALS
ANNUAL REPORT
OTHER MATTERS
ELECTRIC FUEL CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ELECTRIC FUEL CORPORATION FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 12, 2002
CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.